UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2011

ENTEST BIOMEDICAL, INC.
(Exact Name of Company as Specified in Charter)

Nevada	333-154989	26-3431263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4700 Spring Street, St 203
La Mesa California, 91942
(Address of Principal Executive Offices, Zip Code)

619 702 1404
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On February 14, 2011  Entest BioMedical, Inc. (the “Company”), Herman H. Pettegrove, Esq. (“Escrow Agent”), Noah’s Ark Starr Animal Hospital, Inc. (“Noah”) and Dr. Barbara Starr, DVM (“Starr”) executed an Escrow Agreement (“Escrow Agreement”) pursuant to which the Company shall deposit 100,000 of its common shares  (“Initial Deposit”) with the Escrow Agent in contemplation of the purchase of substantially all assets of Noah by the Company.

The Initial Deposit by the Company is required by the terms and conditions of a Letter of Intent (LOI) entered into by and between the Company, Noah and Starr regarding the contemplated purchase of substantially all assets of Noah by the Company for total consideration of $300,000 to be paid through a combination of newly issued common stock, cash, and assumption of debt (“Contemplated Transaction”).

In the event that:

(a)
a Definitive Purchase Agreement regarding the Contemplated Transaction (“DPA”)  is not executed on or prior to April 30, 2011 as provided by 1(b) of the LOI or April 1, 2011 as provided by 3(m) of the LOI;

(b)	there is a breach by Noah or Starr of either’s duty to negotiate in good faith imposed by the terms of the LOI;

(c)	there is a breach by Noah or Starr of either’s duty to not entertain any offers to purchase Noah’s Ark Starr Animal Hospital, Inc. during the term of the LOI;

the Initial Deposit will be returned to the Company.

Upon execution of a DPA, the terms of that DPA will dictate the terms and conditions of the Escrow Agreement as of and subsequent to the date of execution of the DPA.

The LOI also contemplates entering into an employment agreement with Starr (“Employment Agreement”) whereby Starr would be paid a salary to be mutually agreed to by the Parties to manage the veterinary business which would be purchased in the Transaction (“Clinic”) and would be entitled to receive:

(a) a cash bonus equal to 5% of the annual gross collections achieved by the Clinic in excess of $500,000;

(b) a stock bonus equal to 5% of the annual gross collections achieved by the Clinic in excess of $500,000;

 Noah operates a veterinary clinic located in Fullerton, California. The Company has been informed that Noah has generated revenues of approximately $421,000 for the twelve months ended December 31, 2010.

The Company’s current business model involves acquiring veterinary clinics / hospitals to be utilized as potential distribution channels for its immuno-therapeutic cancer vaccine for canines (dogs) which is currently in development. The Company believes that, in addition to serving as distribution channels for the Company’s immuno-therapeutic cancer vaccine for canines, these clinics will be able to generate revenue for the Company from current operations.

The transaction contemplated by the LOI is subject to the execution of one or more definitive agreements upon mutually acceptable terms and conditions. The provisions of the LOI are non-binding on all parties with the exception of provisions regarding deposit of the Initial Deposit by the Company, duties to negotiate in good faith, duty of Starr and Noah to not entertain any offers to purchase Noah during the term of this LOI, disclaimer of liabilities and choice of governing law and venue. No assurance can be given as to whether the contemplated transaction will occur within the timeframes specified by the LOI nor can any assurance be given the contemplated transaction will occur at all. The LOI is attached to the Escrow Agreement as Exhibit A. The Escrow Agreement (including Exhibit A) is included in this Form 8-K as Exhibit Number 10.1.

Item 9.01  Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

Ex.10.1	Escrow Agreement by and between Entest BioMedical Inc., Herman H. Pettegrove, Esq. Dr. Barbara Starr, DVM and Noah’s Ark Starr Animal Hospital, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEST BIOMEDICAL, INC.

By: /s/ David R. Koos
David R. Koos
Chief Executive Officer
Dated: February 14, 2011